                                                                                    Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-75073 dated March 26, 1999, and Form S-8 No. 333-37694 dated May 24, 2000) pertaining to the ADM Employee Stock Ownership Plan for Salaried Employees of our report dated June 9, 2005, with respect to the financial statements of the ADM Employee Stock Ownership Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

                                                                                    /s/ Ernst & Young LLP

                                                                                    Ernst & Young LLP

St. Louis, Missouri

June 24, 2005